U-Vend, Inc. 8-K

Exhibit 10.50

U-VEND, INC.

MASTER SERVICES CONSULTING AGREEMENT

This Master Services Consulting Agreement (“Agreement”) is made effective as of February 1, 2017 (“Effective Date”),

BY and BETWEEN:

U-Vend, Inc.

1507 7th Street, Unit 425

Santa Monica, CA 90401

(collectively hereinafter called “COMPANY”)

AND:

Raymond Meyers

1507 7th Street, Unit 425

Santa Monica, CA 90401

(hereinafter called the “CONSULTANT”)

WHEREAS, COMPANY is a publicly listed (OTCQB: UVND) a consumer products and technology company with operations in the United States and Canada;

WHEREAS, CONSULTANT has knowledge, expertise and possesses certain business planning, financial reporting, sales strategy, and operations relating to private and public companies;

WHEREAS, COMPANY desires to retain and engage the services of CONSULTANT who has expertise in the areas desired by the COMPANY on an independent contractor basis as set forth hereinafter;

WHEREAS, COMPANY and CONSULTANT desire to delineate and set forth the terms and conditions with respect to the fees, conditions and obligations of both;

NOW, THEREFORE, in consideration of the above Recitals, which the parties agree to be true, accurate and complete for the mutual promises, agreements and undertakings set forth hereinafter, and for other good and valuable consideration, it is agreed as follows:

1. DESCRIPTION OF SERVICES. Upon the request of the Company, CONSULTANT shall prepare, consult with and advise the COMPANY with respect to matters concerning, but not limited to: (i) business strategy; (ii) operational planning; (iii) financial reporting and administration; and (iv) revenue growth and attainment activities. Unless otherwise notified by COMPANY, CONSULTANT shall be deemed to be in possession of material, non-public information and shall treat all material as confidential and not to be disclosed.

2. PERFORMANCE OF SERVICES. CONSULTANT shall provide the Services to COMPANY as outlined in section 1 of this Agreement. CONSULTANT shall devote so much time as is necessary in order to carry out its duties and obligations under this Agreement and the Services shall be performed in a timely fashion and in accordance with applicable industry standards.

R. Meyers Consulting Agreement

Throughout the term of this Agreement, CONSULTANT may perform the same or similar services for other persons or entities, provided they do not prevent CONSULTANT from devoting the time required to perform the Services hereunder. The COMPANY acknowledges that CONSULTANT may engage in other business activities and that it may pursue such activities during the term of this Agreement so long as such activities do not prevent CONSULTANT from devoting the time required to perform the Services hereunder.

3. PAYMENT. COMPANY will compensate CONSULTANT at the beginning of each month for the Services by:

1.	Paying to CONSULTANT the sum of ten thousand dollars ($10,000) per month for the Services described in section 1 of this agreement.

CONSULTANT shall assume full responsibility for payment of all applicable Federal, State and local taxes or contributions imposed or required under Unemployment Insurance, Social Security and Federal and State Income and Franchise Tax Laws, with respect to the compensation and/or monies being paid to CONSULTANT by the Company hereunder. Any other taxes levied upon this Agreement, the transaction, or services shall be borne by CONSULTANT.

4. EXPENSE REIMBURSEMENT. The COMPANY shall pay all reasonable "out-of-pocket" expenses related to the duties of this Agreement including expenses incurred on behalf of the COMPANY. All expenses must have prior written approval by the COMPANY. The COMPANY shall not be required to reimburse amounts that have not been previously pre-approved by COMPANY.

5. TERM/TERMINATION. This Agreement shall be effective for a period of two (2) months from the Effective Date. This Agreement may be terminated by either party, at any time, for no or any reason at all upon fourteen (14) days written notice. This Agreement may be extended by the mutual written agreement of both parties.

6. RELATIONSHIP OF PARTIES. It is understood by the parties that CONSULTANT is an independent contractor with respect to COMPANY, and not an employee of COMPANY. COMPANY will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of CONSULTANT.

7. EMPLOYEES. CONSULTANT’s employees, if any, who perform services for COMPANY under this Agreement shall also be bound by the provisions of this Agreement. At the request of COMPANY, CONSULTANT shall provide adequate evidence that such persons are CONSULTANT’s employees.

9. INDEMNIFICATION. Each party (the indemnifying party”) hereby covenants and agrees to indemnify the other party (“the indemnified party”) its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages, and expenses, including reasonable attorney’s fees incurred by any of them resulting from or arising out of any action by the indemnifying party which constitutes a breach by the indemnifying party of this Agreement or its obligations hereunder, a violation of any law or regulation applicable to it, or as a result of any misrepresentation made by the indemnifying party.

R. Meyers Consulting Agreement

10. ASSIGNMENT. CONSULTANT’s obligations under this Agreement may not be assigned or transferred to any other person, firm, or corporation.

11. CONFIDENTIALITY. COMPANY recognizes that CONSULTANT has and will have access to non-public information including:

●	future plans;

●	business affairs;

●	process information;

●	trade secrets;

●	financial records.

In addition, CONSULTANT shall have access to other proprietary information (collectively, "Information") which are valuable, special and unique assets of COMPANY and need to be protected from improper disclosure. In consideration for the disclosure of the Information, CONSULTANT agrees that CONSULTANT will not at any time or in any manner, either directly or indirectly, use any Information for CONSULTANT’s own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of COMPANY. CONSULTANT will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

12. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that CONSULTANT has disclosed (or has threatened to disclose) Information in violation of this Agreement, COMPANY shall be entitled to an injunction to restrain CONSULTANT from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. COMPANY shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

13. CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

14. NON-SOLICITATION AGREEMENT. Recognizing that the various items of Information are special and unique assets of COMPANY that need to be protected from disclosure, and in consideration of the disclosure of the Information, CONSULTANT agrees and covenants that for a period of one (1) year following the termination of this Agreement, whether such termination is voluntary or involuntary, CONSULTANT will not directly or indirectly engage in the solicitation of any customer of COMPANY for any benefit. CONSULTANT agrees that this non-solicitation provision will not adversely affect the livelihood of CONSULTANT.

15. RETURN OF RECORDS. Upon termination of this Agreement, CONSULTANT shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in CONSULTANT’s possession or under CONSULTANT’s control and that are Company’s property or relate to Company’s business.

R. Meyers Consulting Agreement

16. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for COMPANY:

U-Vend, Inc.

1507 7th Street, Unit 425

Santa Monica, CA 90401

email: david@u-vend.com

IF for CONSULTANT:

Raymond Meyers

1507 7th Street, Unit 425

Santa Monica, CA 90401

email: ray.meyers@gmail.com

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

17. ENTIRE AGREEMENT. This Agreement contains the entire consulting agreement of the parties and there are no other promises or conditions in any other consulting agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

18. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

21. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

22. SUCCESSORS AND ASSIGNS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder.

23. ATTORNEY’S FEES. If any legal action based in contract law is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

R. Meyers Consulting Agreement

24. FAX/COUNTERPARTS. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

///---------------Signatures Below---------------///

Party receiving Services:

U-Vend, Inc.

By:	/s/ David Graber
David Graber
CEO and President

Party providing Services:
Raymond Meyers

By:	/s/ Raymond Meyers
Raymond Meyers